UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 16, 2020

PDF SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

000-31311
(Commission File Number)

Delaware	25-1701361
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2858 De La Cruz Boulevard
Santa Clara, CA 95050
(Address of principal executive offices, with zip code)

(408) 280-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00015 par value	PDFS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES

Item 8.01. Other Events.

On November 17, 2020 PDF Solutions, Inc. (the “Company”) issued a press release announcing it has entered into a definitive agreement to acquire all of the outstanding equity of Cimetrix Incorporated (“Cimentrix”). The Company also posted on the Investors section of its website (www.pdf.com) an investor presentation, dated November 17, 2020 about the transaction. Copies of the press release and investor presentation are attached hereto as Exhibit 99.1 and 99.2, respectively.

The Company will pay a cash amount of approximately $35.0 million net of cash on Cimetrix’s balance sheet as of closing, for all of the outstanding equity of Cimetrix, subject to customary purchase price and other certain closing adjustments. The acquisition is subject to standard closing conditions and is expected to close in the fourth calendar quarter of 2020.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 17, 2020, announcing the Company has entered into a definitive agreement to acquire all of the outstanding equity of Cimetrix Incorporated.
99.2	Investor Presentation, dated November 17, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC. (Registrant)

By:	/s/ Adnan Raza
Adnan Raza EVP, Finance, and Chief Financial Officer (principal financial and accounting officer)

Dated: November 17, 2020